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                                                                   EXHIBIT 10.35

GLOBAL CENTER, INC., A GLOBAL CROSSING COMPANY
MASTER SERVICE AGREEMENT NO.
================================================================================


This Master Service Agreement (this "Agreement") is entered into on the ________ day of ___________, 2000 ("Effective Date") by and between ___________________, on behalf of itself and the subsidiary, affiliate, division and/or business unit ("Client") indicated on the Service Order Form attached hereto, with an office at the address listed on the Service Order Form, and Global Center, Inc., a Delaware Corporation with offices at 141 Caspian Court, Sunnyvale, CA 94089, to set forth the terms and conditions pursuant to which Global Center, Inc. shall provide to Client certain Services (as defined in the Service Order). The entire contract between the parties shall consist of this Agreement and one or more Service Order(s). Unless otherwise agreed to by both parties, all future Service Orders entered into between the Client and Global Center, Inc. will be bound by this Agreement.

In consideration of the mutual promises and upon the terms and conditions set forth below, the parties agree as follows:

1.  NATURE OF AGREEMENT

Pursuant to this Agreement, Global Center, Inc. shall sell and provide to Client, in consideration for the applicable fees as set forth in a Service Order the following: (i) Internet connectivity services (the "Bandwidth"); (ii) the lease (if so indicated on the Service Order) or purchase by Client of equipment to provide such services (the "Hardware") and the installation of such equipment; (iii) the lease of space to store and operate such Hardware ("Space"); (iv) management, planning and consulting resources to support these services, including maintenance and operation of the Hardware ("Support"), (v) the licensing of software to provide such Services (the "Software"), including, without limitation, monitoring software, billing software, trouble ticketing software, data collection and process control software, which together, including all telecommunication and digital transmission connections and links, all electrical and physical requirements, comprise an Internet connectivity and co-location package to support Client's web site(s) ("Client's Web Sites") under this Agreement and are referred to hereinafter as the "Services".

The Services will be provided in accordance with the specifications set forth in the Service Specification attached to this Agreement and in the Service Order(s) hereto and made a part hereof.

2. SERVICE ORDERS

2.1. ORDERS. Client and Global Center, Inc. may execute one or more Service Orders describing the Services that Client desires to purchase from Global Center, Inc. Each Service Order shall set forth the Services to be provided by Global Center, Inc., the specifications applicable to each item, the prices and payment schedule, the initial term of such Services (the "Initial Service Term") and other information the parties may mutually agree upon. No Service Order shall be effective until executed by Global Center, Inc. All Service Orders will be subject to the terms and conditions of this Agreement, provided however, that in the event of conflict between the terms contained in any Service Order and terms in this Agreement, the terms contained in the Service Order shall control.

2.2. In the event of conflict between terms in this Agreement and Service Order, and any terms contained in client-issued order form or purchase order, the terms of this Agreement and Service Order shall supersede any terms and conditions that may appear in such client-issued order form or purchase order.

2.3. CANCELLATION. In the event that Client cancels or terminates a Service Order at any time for any reason, other than expiration of a Service Order or a Service Interruption (as defined below), Client agrees to pay Global Center, Inc. all Monthly Recurring Charges specified in the Service Order for the balance of the term therefore, which shall become due and owing as of the effective date of cancellation or termination. Upon the cancellation or termination of a Service Order by Client, Global Center, Inc., shall upon Client's written request and at no additional cost, give full cooperation and assistance to Client to assure an orderly and efficient transition.

2.4. IP ADDRESSES. Global Center, Inc. will assign on a temporary basis a reasonable number of Internet Protocol Addresses ("IP Addresses") from the address space assigned to the Global Center, Inc. by InterNIC. Client acknowledges that the IP Addresses are the sole property of Global Center, Inc., are assigned to Client as part of the Service, and are not "portable," as such term is used by InterNIC. Global Center, Inc., reserves the right to change the IP Address assignments at any time; however, Global Center, Inc. shall use reasonable efforts to avoid any disruption to Client resulting from such renumbering requirement. Global Center, Inc., will give Client reasonable notice of any such renumbering. Client agrees that it will have no right to IP Addresses upon termination of this Agreement, and that any renumbering required of Client after termination shall be the sole responsibility of Client.

2.5. STAFFING. Except as otherwise agreed in any Service Order, Global Center, Inc. shall be responsible for staffing decisions with respect to its personnel and the provision of any Services under this Agreement, and shall have the right to remove or replace any of its personnel assigned to perform Services under this Agreement. Global Center, Inc., shall use reasonable efforts to maintain the continuity of its personnel assigned to perform Services under this Agreement.

3. SOFTWARE LICENSE AND RIGHTS

3.1. LICENSE. During the term of the applicable Service Order, Global Center, Inc., grants Client a non-transferable, nonexclusive license to use the Software in object code form only, solely on the Hardware, or Global Center, Inc., equipment, in conjunction with the Services.

3.2. PROPRIETARY RIGHTS. This Agreement transfers to Client neither title nor any proprietary or intellectual property rights to the Software, documentation, or any copyrights, patents, or trademarks, embodied or used in connection therewith, except for the rights expressly granted herein.

3.3. LICENSE RESTRICTIONS. Client agrees that it will not itself, or through any parent, subsidiary, affiliate, agent or other third party.

3.3.1. Copy the Software except as expressly allowed under this Agreement. In the event Client makes any copies of the Software, Client shall reproduce all proprietary notices of Global Center, Inc., on any such copies;

3.3.2. reverse, engineer, decompile, disassemble, or otherwise attempt to derive source code from the software;

3.3.3. sell, lease, license or sublicense the Software or the documentation;

3.3.4. write or develop any derivative software or any other software program based upon the Software or any Confidential Information (as defined below); or

3.3.5. use the Software to provide processing services to third parties, or otherwise use the Software on a 'service bureau' basis.

3.4. SOFTWARE REPRESENTATIONS AND WARRANTIES. Global Center, Inc., represents and warrants that: (i) it has the right, power and authority to license the Software to Client pursuant to this Agreement free of all liens, encumbrances and other restrictions; (ii) the Software shall operate and run in accordance with the Service Specifications indicated in the Agreement or referenced in the Service Order, (iii) the license furnished by Global Center, Inc., hereunder and/or the use of the Software by Client in accordance with the terms and conditions herein or in any Service Order, will not infringe upon nor violate any patent, copyright, trade secret, or other proprietary right of any third party; (iv) Client's use and possession of the Software consistent with the terms of this Agreement, shall not be adversely affected, interrupted or disturbed



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by Global Center, Inc., or any entity asserting a claim under or through Global
Center, Inc.; (v) the installation and use of the Software and any Upgrades shall not degrade, impair or otherwise adversely affect the performance or operation of the Hardware.

4. HARDWARE TERMS AND CONDITIONS

4.1. INSTALLATION. If so indicated on the Service Order, Global Center, Inc., will use commercially reasonable efforts to install the Hardware as the Hardware is shipped to Global Center, Inc., Global Center, Inc., will work with the Client on an installation plan to define installation time frame and requirements.

4.2. PURCHASE AND TITLE OF HARDWARE. If so indicated on the Service Order, Client shall purchase the Hardware and deliver, at Client's expense, the Hardware to the Space. Client agrees that the Hardware shall reside at the Space during the term of this Agreement.

4.3. LEASE OF HARDWARE. If so indicated on the Service Order, Client shall lease the Hardware, and Global Center, Inc., shall obtain and deliver the Hardware to the Space. In the event Client leases the Hardware, the following terms and conditions shall apply: The Hardware is and shall remain the property of Global Center, Inc. Client shall not have taken, or attempt to take, any right, title or interest therein or permit any third party to take any interest therein. Client will not transfer, sell, assign, sublicense, pledge, or otherwise dispose of, encumber or suffer a lien or encumbrance upon or against the Hardware or any interest in the Hardware. Client will use the Hardware only at the Space. Client will not move the Hardware from that facility without Global Center, Inc.'s prior written permission. Client shall be responsible for any damage to the Hardware caused by Client negligent or willful acts or omissions. Client will use the Hardware only for the purpose of exercising its rights under this Agreement.

4.4. RENT TO OWN. If so indicated on the Service Order, Client shall lease the Hardware on a "rent to own" plan. In such event, all of the terms and conditions in Section 4.3 shall apply, and the following terms and conditions shall also apply. At the end of the term of the Service Order, providing Client is not in breach of this Agreement, Client shall have the option to purchase the Hardware. The purchase price shall be as indicated on the Service Order. Upon payment by Client of the purchase price, title of the Hardware shall pass to Client at the Space. Unless the Service Order is extended by mutual Agreement, Client shall immediately delete, or shall allow Global Center, Inc., to delete all copies of the Software and associated documentation owned by Global Center, Inc., or any other materials of Global Center, Inc., resident on the Hardware.

5. SPACE

5.1. Global Center, Inc., represents and warrants that (i) it has obtained all necessary approvals to lease the Space to Client and to allow Client to occupy and have access to the Space for the purpose of receiving the Services set forth in the Service Order, (ii) it has the authority to grant Client a royalty-free, non-transferable, non-exclusive license to occupy and have access to the Space, and that the grant of such license shall not constitute a violation of the lease or separate Agreement to which Global Center, Inc., is a party and/or by which it is bound, and (iii) the Space shall conform with the Service Specifications set forth in this Agreement or any Service Order.

5.2. LICENSE TO OCCUPY. Global Center, Inc. grants to Client a non-exclusive license to occupy the Space. Client acknowledges that it has been granted only a license to occupy the Space and that it has not been granted any real property interests in the Space. Global Center, Inc., represents and warrants that it has obtained all approvals necessary, including but not limited to, permissions from the landlord and any regulatory authorities, to operate the facility in this manner contemplated by this Agreement.

5.3. MATERIAL AND CHANGES. Client shall not make any construction changes or material alterations to the interior or exterior portions of the Space, including any material alteration to cabling or power supplies for the Hardware, without obtaining Global Center, Inc.'s prior written approval for Client to have the work performed. Alternatively, Client may request Global Center, Inc. to perform the work. Global Center, Inc., reserves the right to perform and manage any construction or alterations within the Space areas at rates to be negotiated between the Parties hereto, so long as the rates are commercially reasonable. Client agrees not to erect any signs or devices to the exterior portion of the Space without submitting the request to Global Center, Inc. and obtaining Global Center, Inc.'s prior written approval.

5.4. DAMAGE. Client agrees to reimburse Global Center, Inc., for all reasonable repair or restoration costs associated with damage or destruction in the Space directly caused by the negligence or willful misconduct of Client's personnel, Client's agents, Client's suppliers/contractors, or Client's visitors to the Space during the term or as a consequence of Client's removal of the Hardware or property installed in the Space, provided that Client shall not be liable for any damage or destruction occurring from or out of any negligent act or omission of Global Center, Inc., its officers, directors, agents and employees.

5.5. INSURANCE. Unless otherwise agreed, Client agrees to maintain, at Client's expense, for each Space, (i) Comprehensive General Liability Insurance in an amount not less than One Million Dollars ($1,000,000) per occurrence for bodily injury or property damage, (ii) Employer's Liability in an amount not less than Five Hundred Thousand Dollars ($500,000) per occurrence, and (iii) Worker's Compensation in an amount not less than that prescribed by statutory limits. Upon reasonable request of Global Center, Inc., Client shall furnish Global Center, Inc., with certificates of insurance, which evidence these minimum levels of insurance.

5.6. REGULATIONS. Client shall use its best efforts to comply with and not violate Global Center, Inc.'s Safety, Health and Operation Rules and regulations relating to use of it's premises and facilities, so long as those regulations are provided to client in writing. Client's failure to comply materially with Global Center, Inc. 's rules and regulations shall constitute a material default under this Agreement. Global Center, Inc., may, in its sole discretion, limit Client's access to a reasonable number of authorized Client employees or designees. Client shall not interfere with any other clients of Global Center, Inc., or such other clients' use of the Space.

5.7. DISCLAIMER. Except as expressly stated herein, Global Center, Inc., does not make any representation or warranty as to the fitness of the Space for Client's use.

6. SERVICE INTERRUPTIONS

6.1. 99% NETWORK UPTIME GUARANTEE. In the event of Network Downtime (as defined below), the monthly fee payable for the Bandwidth, defined in the Service Order, shall be reduced as follows:

6.1.1. if the total Downtime in the calendar month is more than seven and two tenths (7.2) hours, but does not exceed fourteen and four tenths (14.4) hours, the monthly Bandwidth fee for that month shall be reduced by one-third (33.3%); and

6.1.2. if the total Downtime in the calendar month is more than fourteen and four tenth hours (14.4) hours, but does not exceed twenty-one and six tenths (21.6) hours, the monthly Bandwidth fee for that month shall be reduced by two-thirds (66.6%); and

6.1.3. If the total Downtime in the calendar month is more than twenty-one and six-tenths (21.6) hours the monthly Bandwidth fee for that month shall be reduced by three-quarters (75%).

6.2. DOWNTIME DEFINED. For the purposes of this Section, Downtime shall mean any interruption of sixty (60) seconds or more in the availability of, (i) the connection between the Client's equipment and the Global Center, Inc. switch fabric, (ii) the internetwork that connects the Global Center, Inc. switch fabric with the Internet. For purposes of this Section, the Internet is deemed to consist of services that commence where Global Center, Inc. transmits a Client's content to Global Center,



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Master Service Agreement No.
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Inc.'s carrier(s) at the Global Center, Inc., border router port(s). Such carriers provide Global Center, Inc., with private and dedicated bandwidth. Global Center, Inc., undertakes no obligation for the circuit or link between Global Center, Inc.'s facilities and such carrier's services. If router packet loss is in excess of fifty percent (50%) and is sustained for sixty (60) seconds or more, Global Center, Inc., will classify this as an "outage." If an "outage" continues for a time period of more than two (2) minutes, then such outage will be deemed Downtime. If the latency across the Global Center, Inc. national IP backbone exceeds one hundred twenty (120) milliseconds, Global Center, Inc., will classify this as Downtime.

6.3. MAINTENANCE WINDOWS. Global Center, Inc., reserves three (3) regularly scheduled maintenance windows per week, of three hour duration, in order to maintain and upgrade the Global Center, Inc. IP Backbone infrastructure. Outages or performance degradation during scheduled maintenance windows as a result of router, switch or server maintenance, are not considered Downtime for purposes of this section. Global Center, Inc. shall make all commercially reasonable efforts to provide the client with prior notification of all scheduled and emergency maintenance procedures.

6.4. 100% FACILITY UPTIME GUARANTEE. In the event of Facility Downtime (as defined below), the Monthly Fee payable for the Co-location Services as set forth in the applicable Service Order shall be reduced as follows:

6.4.1. If the total Facility Downtime in the calendar month is less than, or equal to four minutes and thirty-two seconds (4.32) the monthly Co-location service fee for that month shall be reduced by one-third (33.3%);

6.4.2. If the total Facility Downtime in the calendar month is more than four minutes and thirty-two seconds (4.32) the monthly Co-location service fee for that month shall be reduced by two-thirds (66.6%).

6.4.3. DOWNTIME DEFINED. For the purposes of this Section, Facility Downtime shall mean any service interruption, only if such interruption is either due to a facility power failure or environmental control failure.

6.5. INVESTIGATION OF SERVICE INTERRUPTIONS. At Client's request, Global Center, Inc. will investigate any report of Downtime, and attempt to remedy any Downtime expeditiously. If Global Center, Inc. reasonably determines that all facilities, systems and equipment furnished by Global Center, Inc. are functioning properly, and that Downtime arose from some other cause, Global Center, Inc. can continue to investigate the Downtime cause at the client's request and expense for labor and materials cost for services actually performed at the usual and customary rates for similar services provided by Global Center, Inc. to clients in the same locality.

6.6. TERMINATION. Client may terminate a Service Order in the event of Downtime of either twenty-four (24) hours of cumulative time during any continuous twelve
(12) month period, or any continuous downtime of eight (8) or more hours.

6.7. SOLE REMEDY. The terms and conditions of this Section shall be Client's sole remedy and Global Center, Inc.'s sole obligation for any Downtime.

7. USER CONTENT

7.1. Client is solely responsible for the content of any postings, data, or transmissions using the Services ("Content"), or any other use of the Services by Client or by any person or entity Client permits to access the Services (a "User"). Client represents and warrants that it and any User will not use the services for unlawful purposes (including without limitation infringement of copyright or trademark, misappropriation of trade secrets, wire fraud, invasion of privacy, pornography, obscenity and libel), or to interfere with or disrupt other network users, network services or network equipment. Disruptions include without limitation distribution of unsolicited advertising or chain letters, repeated harassment of other network users, wrongly impersonating another such user, falsifying one's network identity for improper or illegal purposes, sending unsolicited mass e-mailings, propagation of computer worms and viruses, and using the network to make unauthorized entry to any other machine accessible via the network. If Global Center, Inc. has reasonable grounds to believe that Client or a User is utilizing the Services for any such illegal or disruptive purpose, Global Center, Inc. may suspend or terminate Services immediately upon notice to Client. Client shall defend, indemnify, hold harmless Global Center, Inc. from and against all liabilities and costs (including reasonable attorney's fees) arising from any and all claims by any person arising out of Client's use of the Services, including without limitation any content.

7.2. ACCEPTABLE USE POLICY. All Global Center, Inc. clients are responsible for reviewing and complying with this Acceptable Use Policy. Global Center Inc.'s clients who provide services to their own users must take steps to ensure compliance by their users with this Acceptable Use Policy. This Policy is subject to change without notice by publication at http://www.globalcenter.net/aup. Clients are responsible for monitoring this web site for changes.

Global Center, Inc. customers may not use Global Center, Inc.'s data distribution network, machines, or services in any manner that violates any applicable law, regulation, treaty, or tariffs. Also customers are prohibited from activity that includes, but is not limited to unauthorized use (or attempted unauthorized use) of any machines or networks, denial of service attacks, falsifying header information or user identification information, monitoring or scanning the networks of others without prior written permission from Global Center, Inc.

7.2.1. EMAIL. Sending unsolicited bulk email is prohibited. Sending unsolicited bulk email from another provider advertising or implicating the use of any service hosted by Global Center Inc., including without limitation email, web, FTP, and DNS services, is prohibited and is grounds for termination of those services to users who engage in the practice. Users who send unsolicited bulk email from Global Center Inc., accounts will be charged the cost of labor to respond to complaints.

Continuing to send someone email after being asked to stop is considered harassment and is prohibited. Using email to disrupt (e.g., mail bombing, "flashing," etc.) is prohibited. Sending email with falsified header information is prohibited. Chain letters, pyramid schemes, and hoaxes are prohibited.

7.2.2. USENET NEWSGROUPS. Global Center, Inc. places no content restrictions on newsgroup postings by its users except that (a) no illegal content, including pyramid/Ponzi schemes, is permitted and (b) all postings should conform to the various conventions, guidelines and local culture found in each respective newsgroup and Usenet as a whole.

7.2.3. Posting 20 or more copies of the same article in a 45-day period ("spamming") or continued posting of off-topic articles after being warned is prohibited. Users who engage in spamming using Global Center, Inc. accounts will be charged the cost of labor to issue cancellations and respond to complaints. Users who engage in spamming from another provider advertising or implicating the use of any service hosted by Global Center, Inc., including without limitation email, web, FTP, and DNS services, is prohibited and is grounds for termination of those services to those users.

7.2.4. Excessive crossposting (Breidbart Index of 20 or greater in a 45-day period) is prohibited. The Breidbart Index (BI) is calculated by taking the sum of the square roots of the number of newsgroups each copy of an article is crossposted to. If two articles are posted, one crossposted to 9 newsgroups and the other crossposted to 16 newsgroups, the BI = sqrt(9)+sqrt(16)=3+4=7. Crossposting articles to newsgroups where they are off-topic is prohibited.

7.2.5. Posting articles with falsified header information is prohibited. "Munging" header information to foil email address harvesting by "spammers" is acceptable provided that a reasonable means of replying to the message originator is given. Use of anonymous remailers is acceptable, so long as the use is not otherwise a violation of this policy.



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7.2.6. Users may not issue cancellations for postings except those, which they have posted themselves, those which have headers falsified so as to appear to come from them or in newsgroups where they are the official moderators.

8. PRICING AND PAYMENT TERMS

8.1. PAYMENT TERMS. Client shall pay the fees set forth in the Services Order Form according to the terms set forth therein. Client agrees to pay a late charge of two percent (2%) above the prime rate as reported by the Wall Street Journal at the time of assessment or the maximum lawful rate, whichever is less, for all undisputed amounts not paid within thirty (30) days of receipt of invoice.

8.2. LATE PAYMENTS. In the event of non-payment by Client of sums over-due hereunder for more than forty-five (45) days, Global Center, Inc. may upon written notice to Client either retain any equipment or other assets of Client then in Global Center, Inc.'s possession and sell them in partial satisfaction of such unpaid sums, or request Client to remove equipment from Global Center, Inc.'s premises within ten (10) days. If Client fails to so remove, Global Center, Inc. may deliver the equipment to Client at the latter's address for notices at Client's expense for shipment and insurance, and Client shall be obligated to accept such delivery.

8.3. PRICE INCREASES. Global Center, Inc. shall not increase the prices for services during the initial term of any Service Order, but may thereafter change prices upon sixty(60) days written notice.

9. MAINTENANCE AND SUPPORT

Global Center, Inc. shall provide Client with maintenance and support of the Software and Hardware, if any ("Maintenance and Support") as specified in the Service Specification.


9.1 EXCLUSIONS. Maintenance and Support shall not include services for problems arising out of (a) modification, alteration or addition or attempted modification, alteration or addition of the Hardware or Software undertaken by persons other than Global Center, Inc. or Global Center, Inc.'s authorized representatives; or (b) programs or hardware supplied by Client.

9.2. CLIENT DUTIES. Client shall document and promptly report all errors or malfunctions of the Hardware or Software to Global Center, Inc. Client shall take all steps necessary to carry out procedures for the rectification of errors or malfunctions within a reasonable time after such procedures have been received from Global Center, Inc. Client shall maintain a current backup copy of all programs and data. Client shall properly train its personnel in the use and application of the Hardware and Software.

10. TERM AND TERMINATION

10.1. TERM. The term of this Agreement shall commence on the Effective Date and continue indefinitely unless terminated in accordance with this Section 10 or the provisions contained in Section 6.6 The initial term of each Service Order shall be as indicated therein.

10.2. TERMINATION UPON DEFAULT. Either party may terminate this Agreement in the event that the other party materially defaults in performing any obligation under this Agreement and such default continues unremedied for a period of thirty (30) days following written notice of default. In the event this Agreement is terminated due to Global Center, Inc.'s breach, Global Center, Inc., shall refund to Client any Services fees on a straight-line prorated basis.

10.3. TERMINATION UPON INSOLVENCY. This Agreement shall terminate, effective upon delivery of written notice by a party, (i) upon the institution of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of debts of the other party; (ii) upon the making of an assignment for the benefit of creditors by the other party; or (iii) upon the dissolution of the other party.

10.4. EFFECT OF TERMINATION. The provisions of Sections 1, 2.3, 3.2, 3.4, 7, 10.4, 11, 12, 13 and 14 shall survive termination of this Agreement. All other rights and obligations of the parties shall cease upon termination of this Agreement. The term of any license granted hereunder shall expire upon expiration or termination of this Agreement.

11. CONFIDENTIAL INFORMATION

All information identified disclosed by either party ("Disclosing Party") to the other party ("Receiving Party"), if disclosed in writing, labeled as proprietary or confidential, or if disclosed orally, reduced to writing within thirty (30) days and labeled as proprietary or confidential ("Confidential Information") shall remain the sole property of Disclosing Party. Except for the specific rights granted by this Agreement, Receiving Party shall not use any Confidential Information of Disclosing Party for its own account. Receiving Party shall use the highest commercially reasonable degree of care to protect Disclosing Party's Confidential Information. Receiving Party shall not disclose Confidential Information to any third party without the express written consent of Disclosing Party (except solely for Receiving Party's internal business needs, to employees or consultants who are bound by a written Agreement with Receiving Party to maintain the confidentiality of such Confidential Information in a manner consistent with this Agreement). Confidential Information shall exclude information (i) available to the public other than by a breach of this Agreement; (ii) rightfully received from a third party not in breach of an obligation of confidentiality; (iii) independently developed by Receiving Party without access to Confidential Information; (iv) known to Receiving Party at the time of disclosure; or (v) produced in compliance with applicable law or a court order, provided Disclosing Party is given reasonable notice of such law or order and an opportunity to attempt to preclude or limit such production. Subject to the above, Receiving Party agrees to cease using any and all materials embodying Confidential Information, and to promptly return such materials to Disclosing Party upon request.

12. LIMITATION OF LIABILITY

GLOBAL CENTER, INC.'S LIABILITY FOR ALL CLAIMS ARISING OUT OF THIS AGREEMENT SHALL BE LIMITED TO THE AMOUNT OF FEES PAID BY CLIENT TO GLOBAL CENTER, INC. UNDER THIS AGREEMENT. IN NO EVENT SHALL GLOBAL CENTER, INC. BE LIABLE FOR ANY LOSS OF DATA, LOSS OF PROFITS, COST OF COVER OR OTHER SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES ARISING FROM OR IN RELATION TO THIS AGREEMENT OR THE USE OF THE SERVICES, HOWEVER CAUSED AND REGARDLESS OF THEORY OF LIABILITY. THIS LIMITATION WILL APPLY EVEN IF GLOBAL CENTER, INC. HAS BEEN ADVISED OR IS AWARE OF THE POSSIBILITY OF SUCH DAMAGES.

13. DISCLAIMER OF WARRANTIES

EXCEPT AS OTHERWISE STATED HEREIN, GLOBAL CENTER, INC. SPECIFICALLY DISCLAIMS ALL WARRANTIES EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT OF THE SYSTEM OR SERVICES PROVIDED BY GLOBAL CENTER, INC. HEREUNDER.

14. MISCELLANEOUS

14.1. INDEPENDENT CONTRACTOR. The relationship of Global Center, Inc. and Client established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other; (ii) constitute the parties as partners, joint ventures, co-owners or otherwise as participants in a joint



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undertaking; or (iii) allow either party to create or assume any obligation on behalf of the other party for any purpose whatsoever.

14.2. NOTICES. Any notice required or permitted hereunder shall be in writing and shall be given by registered or certified mail addressed to the addresses first written above. Such notice shall be deemed to be given upon the earlier of actual receipt or three (3) days after it has been sent, properly addressed and with postage prepaid. Either party may change its address for notice by means of notice to the other party given in accordance with this Section.

14.3. ASSIGNMENT. Neither party may assign this Agreement, in whole or in part, either voluntarily or by operation of law without express written consent of the other party, and any attempt to do so shall be a material default of this Agreement and shall be void.

14.4. GOVERNING LAW. This Agreement shall be interpreted according to the laws of the State of California without regard to or application of choice-of-law rules or principles.

14.5. ENTIRE AGREEMENT AND Waiver. This Agreement, including all appendices, attachments and Service Orders, shall constitute the entire Agreement between Global Center, Inc. and Client with respect to the subject matter hereof and all prior Agreements, representations, and statement with respect to such subject matter are superseded hereby. This Agreement may be changed only by written Agreement signed by both Global Center, Inc. and Client. No failure of either party to exercise or enforce any of its rights under this Agreement shall act as a waiver of subsequent breaches; and the waiver of any breach shall not act as a waiver of subsequent breaches.

14.6. SEVERABILITY. In the event any provision of this Agreement is held by a court of other tribunal of competent jurisdiction to be unenforceable, that provision will be enforced to the maximum extent permissible under applicable law, and the other provisions of this Agreement will remain in full force and effect.

14.7. NON-SOLICITATION. During the term of this Agreement and for a period of one (1) year thereafter, client shall not directly solicit, nor directly attempt to solicit the services, of any employee or subcontractor of Global Center, Inc. without the prior written consent of the other party.

14.8. SUBSTITUTION. Global Center, Inc. may substitute, change or modify the Software or Hardware at any time, but shall not thereby alter the technical parameters of the Services.

141 Caspian Court
Sunnyvale, CA 94089



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

                              SERVICE SPECIFICATION

CO-LOCATION SERVICE

Global Center, Inc. will provide a level of service, which includes the following features and options:

GENERAL FEATURES

MAINTENANCE OF THE SPACE (INCLUDING JANITORIAL SERVICES):

In connection with the Space made available hereunder, Global Center, Inc. or its landlord shall perform services that support the overall operation of each Space at no additional charge to Client. Those services include the following:

-      Janitorial Services
-      24 x 7 Access to the Space
-      Authorized Security System Access to Raised Floor Collocation Space
-      Primary A/C 110 volt Power to the Space
- Backup Power-UPS Systems & Battery Plant (30 - 60 minute survivability objective)
-      Generator Back-up (Sustained backup power)
-      HVAC Systems for facility air conditioning
-      Fire Control Systems
-      Network Monitoring Systems
-      Redundant Network Connectivity and Hardware
-      19" Rack Spaces for installation of Hardware
-      Custom configurations of space to accommodate cabinets
-      Lockable private caged customer areas
- 10-base-T or 100-base-T switched port with direct high speed Internet backbone connection.

24x7 NOC SUPPORT: Will provide proactive site monitoring with ExpressLane(TM) statistics on Client information base; including bandwidth usage, statistics and network availability reporting, host monitoring and management interface, access to Global Center, Inc. incident tracking system to expedite fault resolution and remote server reboot.

ESCALATION PLAN AND PROCEDURES: To be provided by Global Center, Inc. in the Welcome Package 5-10 days after the contract is signed.

RIGHT-OF-WAY AND ACCESS

Global Center, Inc. will allow 24 x 7 access and right-of-way to Client Hardware located in Global Center, Inc. facility at no charge. Clients will be escorted at all times while in the facility. Access to the facilities will not be unreasonably withheld by Global Center, Inc. to Clients for performing appropriate procedures and maintenance of Hardware, facilities, and systems.




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